EX-99.B(j)-scconsnt

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-82447 of United Small Cap Fund, Inc. on Form N-1A of our report dated September 16, 1999 appearing in the Prospectus, which is part of such Registration Statement.


Deloitte & Touche LLP
Kansas City, Missouri
September 16, 1999